Exhibit 99.1

Contact:	Mike Cockrell
Treasurer, Chief Financial Officer
& Chief Legal Officer
(601) 649-4030

SANDERSON FARMS CONFIRMS EMPLOYEE HAS

TESTED POSITIVE FOR NOVEL CORONAVIRUS

LAUREL, Miss. (March 23, 2020) — Sanderson Farms, Inc. (NASDAQ: SAFM) today confirmed that an employee at the Company’s McComb, Mississippi, processing plant has tested positive for novel coronavirus. This individual’s work area was contained to one small processing table. “Upon learning of this case, we took a number of immediate steps to protect the health and safety of our employees,” said Joe F. Sanderson, Jr., chairman and chief executive officer of Sanderson Farms, Inc. “Following CDC and local health department guidelines, and procedures developed in consultation with an infectious disease physician, we identified six individuals in the work area who could be at risk, and those employees, along with the infected employee, have been sent home to self-quarantine with pay. We also conducted a thorough cleaning of the affected work area as well as all of our other facilities over the weekend. We notified all other personnel at the McComb plant of the confirmed case and will continue to work in close partnership with the local health department in McComb and the Mississippi State Department of Health for guidance. We will follow these same procedures if other employees at any of our facilities test positive for the virus. All of our locations, including McComb, continue normal operations.”

Sanderson Farms has implemented a site infection control plan at all its locations under which Company health professionals have been trained to identify employees with symptoms of COVID-19, the illness caused by the novel coronavirus. Recognizing that very few of Sanderson Farms’ employees can do their jobs remotely, the Company’s processing and production sites are continuously evaluating staffing needs, as well as on-site health and safety measures to manage through this pandemic.

Sanderson added, “Like health care and pharmaceutical providers, the food supply chain is critical to ensure the wellbeing of residents of the United States and other countries, and Federal government officials have encouraged food companies to continue operating. There are no known indications that novel coronavirus can be transmitted through food. Our first and most important priority is the health and wellbeing of our employees, and we continue to take precautionary measures to mitigate the spread of illness. We are actively monitoring this evolving situation to ensure we are operating in the safest manner possible.

“During these challenging times, we are especially proud of the dedicated work of our employees, growers and partners, who support our ability to produce and deliver safe, quality chicken products to our customers and consumers. We are also grateful for all the healthcare professionals and first responders who are working tirelessly to protect the health of all of us. We express our sympathy to those who have been affected by COVID-19, including our employee, and we hope for their full recovery,” Sanderson concluded.

Sanderson Farms, Inc. is engaged in the production, processing, marketing and distribution of fresh, frozen and minimally prepared chicken. Its shares trade on the NASDAQ Global Select Market under the symbol SAFM.

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Sanderson Farms Confirms Employee Has Tested Positive for Coronavirus

March 23, 2020

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended October 31, 2019, and quarterly report on Form 10-Q for the quarter ended January 31, 2020, and the following:

(1) Changes in the market price for the Company’s finished products and feed grains, both of which may fluctuate substantially and exhibit cyclical characteristics typically associated with commodity markets.

(2) Changes in economic and business conditions, monetary and fiscal policies or the amount of growth, stagnation or recession in the global or U.S. economies, any of which may affect the value of inventories, the collectability of accounts receivable or the financial integrity of customers, and the ability of the end user or consumer to afford protein.

(3) Changes in the political or economic climate, trade policies, laws and regulations or the domestic poultry industry of countries to which the Company or other companies in the poultry industry ship product, and other changes that might limit the Company’s or the industry’s access to foreign markets.

(4) Changes in laws, regulations, and other activities in government agencies and similar organizations applicable to the Company and the poultry industry and changes in laws, regulations and other activities in government agencies and similar organizations related to food safety.

(5) Various inventory risks due to changes in market conditions including, but not limited to, the risk that market values of live and processed poultry inventories might be lower than the cost of such inventories, requiring a downward adjustment to record the value of such inventories at the lower of cost or net realizable value as required by generally accepted accounting principles.

(6) Changes in and effects of competition, which is significant in all markets in which the Company competes, and the effectiveness of marketing and advertising programs. The Company competes with regional and national firms, some of which have greater financial and marketing resources than the Company.

(7) Changes in accounting policies and practices adopted voluntarily by the Company or required to be adopted by accounting principles generally accepted in the United States.

(8) Disease outbreaks affecting the production, performance and/or marketability of the Company’s poultry products, or the contamination of its products.

(9) Changes in the availability and cost of labor and growers.

(10) The loss of any of the Company’s major customers.

(11) Inclement weather that could hurt Company flocks or otherwise adversely affect its operations, or changes in global weather patterns that could affect the supply and price of feed grains.

(12) Failure to respond to changing consumer preferences and negative or competitive media campaigns.

(13) Failure to successfully and efficiently start up and run a new plant or integrate any business the Company might acquire

(14) Unfavorable results from currently pending litigation and proceedings, or litigation and proceedings that could arise in the future.

(15) Changes resulting from the novel coronavirus pandemic, which could include labor shortages, an inability of our contract growers to manage their flocks, supply chain disruptions for feed grains, changes in customer orders due to shifting consumer patterns, disruptions in logistics and the distribution chain for our products, liquidity challenges, an overall decline in global commercial activity and a national or global economic recession, among other unfavorable conditions.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of Sanderson Farms. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this press release or in the related conference call, the words “believes”, “estimates”, “plans”, “expects”, “should”, “outlook”, and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Examples of forward-looking statements include statements of the Company’s belief about its growth plans, future demand for its products, future prices for feed grains, future expenses, future production levels, future earnings, future growth plans or other industry conditions.

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